Exhibit 99.6

PLANVISTA CORPORATION

Special Meeting of Stockholders

Marriott Westshore
1001 N. Westshore Boulevard
Tampa, Florida 33607

March 1, 2004

10:00 A.M.

PLANVISTA CORPORATION

This Proxy is solicited on behalf of the Board of Directors of PlanVista Corporation (the “Company”)

and all matters to be voted upon are proposed by the Company.

     The undersigned hereby constitutes and appoints Phillip S. Dingle and Bennett Marks, and each of them (each a “Designee”), attorneys, agents, and proxies with power of substitution to vote all of the shares of common stock and/or series C convertible preferred stock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the Marriott Westshore, 1001 N. Westshore Boulevard, Tampa, Florida 33607, on March 1, 2004 at 10:00 a.m. local time, and any adjournment or postponement thereof.

     This Proxy when properly executed will be voted as directed, or if no direction is indicated, will be voted “FOR” the proposal set forth below. In their discretion, the Designees are also authorized to vote upon such other matters as may properly come before the meeting.

     Please mark your votes as indicated in this example. -

Proposal:	Adopt the Agreement and Plan of Merger dated as of December 5, 2003, by and among ProxyMed, Inc., PlanVista Corporation and Planet Acquisition Corp.

☐    FOR                                    ☐    AGAINST                                    ☐    ABSTAIN

(SEE REVERSE SIDE)

     The undersigned acknowledges receipt of the Notice of the Special Meeting of Stockholders and the Joint Proxy Statement/Prospectus dated February 2, 2004 and ratifies all actions that the Designees or either of them or their substitutes may lawfully take or cause to be taken by virtue hereof and revokes all former proxies.

Dated:	, 2004

Signature:

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney or for an estate, trust, or corporation, please give full title. Please return the signed card in the enclosed envelope.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.